Exhibit 23.1



                        Letterhead of Deloitte & Touche


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Bunge Limited on Form S-8 of our report dated April 1, 2001 (July 12, 2001 as to the effects of the share exchange and share dividend), appearing in the Form F-1/A of Bunge Limited for the year ended December 31, 2000.




/s/ Deloitte & Touche
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Hamilton Bermuda
August 1, 2001